UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2016

Alliance One International, Inc.

(Exact name of Registrant, as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

(Address of principal executive offices, including zip code)

(919) 379-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K under the heading “Termination of Existing Credit Facility” is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 14, 2016, Alliance One International, Inc. (“Alliance One” or the “Company”) completed certain refinancing transactions, which are described below and in Item 8.01 of this Current Report on Form 8-K.

Senior Secured First Lien Notes

On October 14, 2016, the Company issued $275 million in aggregate principal amount of its 8.500% Senior Secured First Lien Notes due 2021 (the “Notes”) pursuant to an Indenture (the “Indenture”) dated as of October 14, 2016 among Company, Alliance One Specialty Products, LLC, as initial guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, collateral agent, registrar and paying agent. The Notes were sold at 99.085% of their face value, for gross proceeds of approximately $272.5 million. The Notes bear interest at a rate of 8.500% per year, payable semi-annually in arrears in cash on April 15 and October 15 of each year, beginning April 15, 2017, to holders of record at the close of business on the preceding April 1 and October 1, respectively. The Notes mature on April 15, 2021.

Guarantees. The Notes are initially guaranteed on a senior secured basis by Alliance One’s subsidiary, Alliance One Specialty Products, LLC (the “Initial Guarantor”), and each of its future material domestic subsidiaries are required to guarantee the Notes on a senior secured basis. The Initial Guarantor is not a material domestic subsidiary, and Alliance One currently has no material domestic subsidiaries. The Initial Guarantor and any future guarantors of the Notes are referred to as the “guarantors.”

Collateral. Alliance One’s and the guarantors’ obligations under the Notes and any guarantee of the Notes (and certain related obligations) and under the asset-based lending facility described in Item 8.01 of this Current Report on Form 8-K (the “ABL Facility”) and any guarantee of the ABL Facility (and certain related obligations and obligations in respect of certain hedging arrangements) are secured by first-priority liens on substantially all of Alliance One’s and the guarantors’ tangible and intangible assets, subject to certain exceptions and permitted liens (the “Collateral”). Alliance One’s and the guarantors’ obligations under the Notes and any guarantee of the Notes (and certain related obligations) have first-priority in the waterfall set forth in a senior lien intercreditor agreement entered into in connection with the issuance of the Notes and the establishment of the ABL Facility (the “Senior Lien Intercreditor Agreement”) in respect of the liens on the Notes Priority Collateral (as defined below). Alliance One’s and the guarantors’ obligations under the ABL Facility and any guarantee of the ABL Facility (and certain related obligations and obligations in respect of certain hedging arrangements) have second-priority in the waterfall set forth in the Senior Lien Intercreditor Agreement in respect of the liens on the Notes Priority Collateral. Alliance One’s and the guarantors’ obligations under the Notes and any guarantee of the Notes (and certain related obligations) have second-priority in the waterfall set forth in the Senior Lien Intercreditor Agreement in respect of the liens on the ABL Priority Collateral (as defined below). Alliance One’s and the guarantors’ obligations under the ABL Facility and any guarantee of the ABL Facility (and certain related obligations and obligations in respect of certain hedging arrangements) have first-priority in the waterfall set forth in the Senior Lien Intercreditor Agreement in respect of the liens on the ABL Priority Collateral.

Intercreditor Agreements. The intercreditor relationship between and among the holders of Alliance One’s and the guarantors’ obligations under the Notes and any guarantee of the Notes (and certain related obligations) and the holders of Alliance One’s and the guarantors’ obligations under the ABL Facility and any guarantee of the ABL Facility (and certain related obligations and obligations in respect of certain hedging arrangements) are governed by the Senior Lien Intercreditor Agreement. The intercreditor relationship between and among, on the one hand, the holders of Alliance One’s and the guarantors’ obligations under the Notes and any guarantee of the Notes (and certain related obligations) and the holders of Alliance One’s and the guarantors’ obligations under the ABL Facility and any guarantee of the ABL Facility (and certain related obligations and obligations in respect of certain hedging arrangements) as first lien holders and, on the other the hand, the holders of Alliance One’s and any guarantors’ obligations under the Company’s 9.875% senior secured second lien notes due 2021 (the “Second Lien Notes”) and any guarantee of the Second Lien Notes (and certain related obligations) as second lien holders are governed by an intercreditor agreement entered into in connection with the issuance of the Second Lien Notes in August 2013.

Ranking. The Notes and any guarantees of the Notes are senior secured first lien obligations of Alliance One and the guarantors and:

•	are secured by first-priority liens on the Collateral on a pari passu basis with the indebtedness under the ABL Facility;

•	rank pari passu in right of payment with all of Alliance One’s and the guarantors’ existing and future senior indebtedness, including indebtedness under the ABL Facility and the Second Lien Notes;

•	rank senior in right of payment to all of Alliance One’s and the guarantors’ future subordinated indebtedness;

•	are effectively senior to the obligations under the ABL Facility to the extent of the value of the Notes Priority Collateral (as defined below) and be effectively junior to the obligations under the ABL Facility to the extent of the value of the ABL Priority Collateral (as defined below), in each case, pursuant to the waterfall treatment in the Senior Lien Intercreditor Agreement of the liens in respect of such respective collateral;

•	are effectively senior to any existing and future unsecured indebtedness or junior lien indebtedness, including the Second Lien Notes, to the extent of the value of the Collateral;

•	have first-priority in the waterfall set forth in the Senior Lien Intercreditor Agreement in respect of the liens on the Collateral that is not ABL Priority Collateral, including owned material real property in the United States, capital stock of subsidiaries owned directly by Alliance One or a guarantor (except that, in the case of foreign subsidiaries, only capital stock of only direct foreign subsidiaries that are material are to be pledged and only 65% of the voting capital stock and 100% of the non-voting capital stock are to be pledged), existing and after acquired intellectual property rights, equipment, related general intangibles and instruments and certain other related assets of the foregoing and proceeds of the foregoing (collectively, the “Notes Priority Collateral”);

•	have second-priority in the waterfall set forth in the Senior Lien Intercreditor Agreement in respect of the liens on the Collateral consisting of accounts receivable, inventories, cash (other than identifiable cash proceeds of the Notes Priority Collateral), deposit accounts, related general intangibles and instruments, certain other related assets of the foregoing and proceeds of the foregoing (collectively, the “ABL Priority Collateral”); and

•	are effectively subordinated to all obligations of our existing and future subsidiaries that are not guarantors, including trade payables.

Optional Redemption. At any time prior to October 15, 2018, Alliance One may redeem the Notes, in whole or in part, at a redemption price equal to the “make-whole” amount as set forth in the Indenture, plus accrued and unpaid interest and additional interest, if any, to, but not including, the redemption date. In addition, Alliance One may redeem up to 35% of the aggregate principal amount of the Notes using net proceeds from certain equity offerings completed on or prior to October 15, 2018 at a redemption price equal to 108.500% of the aggregate principal amount of the Notes together with any accrued and unpaid interest and additional interest, if any, to, but not including, the redemption date. On or after October 15, 2018, the Company may on any one or more occasions redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on October 15 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2018	104.250%
2019	102.125%
2020 and thereafter	100.000%

Mandatory Repurchase Offers. Upon a “Change of Control” (as defined in the Indenture), Alliance One will be required to make an offer to repurchase the Notes at a price in cash equal to 101% of the principal amount thereof. Upon certain asset sales, the Company may be required to make an offer to repurchase the Notes at a price in cash equal to 100% of the principal amount thereof.

Certain Covenants. The Indenture contains covenants that will impose restrictions on the Company and its subsidiaries (other than subsidiaries that may in the future be designated as “Unrestricted Subsidiaries” under the Indenture), including on Alliance One’s and such subsidiaries’ ability to, among other things:

•	incur additional indebtedness or issue disqualified stock or preferred stock;

•	make investments;

•	pay dividends and make other restricted payments;

•	sell certain assets;

•	create liens;

•	enter into sale and leaseback transactions;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets;

•	enter into transactions with affiliates; and

•	designate subsidiaries as Unrestricted Subsidiaries.

The description of the Indenture and the Notes set forth herein is qualified in its entirety by reference to the Indenture, which includes the form of the Notes, filed as Exhibit 4.1 hereto, which is incorporated by reference herein.

Termination of Existing Credit Facility

On October 14, 2016, the Company terminated the Amendment and Restatement Agreement dated as of July 26, 2013, as amended, among the Company, its subsidiaries, Intabex Netherlands B.V. and Alliance One International AG, the lenders party thereto, and Deutsche Bank Trust Company Americas, as administrative agent, which governed the Company’s $210.3 million senior secured revolving credit facility.

Item 8.01	Other Items.

ABL Facility

On October 14, 2016, the Company entered into an ABL Credit Agreement dated as of October 14, 2016 by and among, amongst others, the Company, certain lenders party thereto, Wells Fargo Bank, National Association, as syndication agent, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent to establish the ABL Facility. The ABL Facility may be used for revolving credit loans, swingline loans and letters of credit from time to time up to an initial maximum principal amount of $60.0 million, subject to the limitations described below in this paragraph. Under certain conditions, Alliance One may solicit the ABL Lenders or other prospective lenders to provide additional revolving loan commitments under the ABL Facility in an aggregate amount not to exceed $15.0 million (less the aggregate principal amount of any notes exceeding $275.0 million issued under the Indenture). The ABL Facility limits the maximum amount of letters of credit that may be outstanding at any one time. The maximum amount of swingline loans that may be outstanding at any one time is $5.0 million and the amount available under the revolving credit facility is limited by a borrowing base consisting of eligible accounts receivable and inventory as follows:

•	85% of eligible accounts receivable, plus

•	the lesser of (i) 85% of the appraised net-orderly-liquidation value of eligible inventory or (ii) 65% of eligible inventory valued at the lower of cost (based on a first-in first-out basis) and market value thereof (net of intercompany profits).

The borrowing base is subject to a $25.0 million deduction and customary reserves, which are to be established by the ABL Agent in its permitted discretion from time to time.

In addition, loans under the ABL Facility shall not be made if after incurrence of such loans there will be more than $180.0 million of unrestricted cash and cash equivalents in the aggregate on the consolidated balance sheet of the Company and its subsidiaries.

The ABL Facility permits both base rate borrowings and LIBOR borrowings. Borrowings under the ABL Facility bear interest at an annual rate equal to LIBOR plus 250 basis points or 150 basis points above base rate, as applicable, with a fee on unused borrowings initially at an annual rate of 50 basis points until March 31, 2017 and thereafter at annual rates of either 37.5 or 50 basis points based on average quarterly historical utilization under the ABL Facility.

The ABL Facility matures on January 14, 2021.

In addition, customary mandatory prepayments of the loans under the ABL Facility are required upon the occurrence of certain events including, without limitation, certain dispositions of assets outside of the ordinary course of business in respect of certain collateral securing the ABL Facility, unrestricted cash and cash equivalents on the Company’s consolidated balance sheet exceeding $180.0 million for a period of seven consecutive business days, and certain casualty and condemnation events. With respect to base rate loans, accrued interest is payable quarterly in arrears on the last business day of each calendar quarter and, with respect to LIBOR loans, accrued interest is payable on the last day of any applicable interest period, but not less frequently than every three months.

The Company’s obligations under the ABL Facility (and certain related obligations and obligations in respect of certain hedging arrangements) are (a) guaranteed by the Initial Guarantor and are required to be guaranteed by each material domestic subsidiary of Alliance One (currently there are no material domestic subsidiaries of Alliance One) (collectively with the Company, the “Credit Parties”) and (b) secured by the Collateral.

The liens and other security interests granted by the Credit Parties on the Collateral for the benefit of the ABL Lenders (and certain related secured parties) are, subject to certain permitted liens, secured by first-priority security interests on a pari passu basis with the security interests securing the Notes. The obligations of Alliance One and Alliance One’s guarantors under the ABL Facility and the Notes and any related guarantee have respective priorities in a waterfall with respect to portions of the Collateral as set forth in the Senior Lien Intercreditor Agreement described above.

Cash Dominion. Under the terms of the ABL Facility, if (i) an event of default has occurred and is continuing or (ii) excess borrowing availability under the ABL Facility (based on the lesser of the commitments thereunder and the borrowing base) (the “Excess Availability”) falls below the greater of (x) $12.5 million and (y) 25% of the lesser of (A) the commitments under the ABL Facility at such time and (B) the borrowing base at such time (such greater amount being the “Cash Dominion Threshold”) for more than three consecutive business days, the Credit Parties will become subject to cash dominion, which will require daily prepayment of loans under the ABL Facility with the cash deposited in certain deposit accounts of the Credit Parties, including concentration accounts, and will restrict the Credit Parties’ ability to transfer cash from their concentration accounts to their disbursement accounts. Such cash dominion period shall end when (i) if arising as a result of a continuing event of default, such event of default ceases to exist, or (ii) if arising as a result of non-compliance with the Excess Availability threshold, Excess Availability shall be equal to or greater than the Cash Dominion Threshold for a period of 30 consecutive days.

Financial Covenants. The ABL Credit Agreement governing the ABL Facility contains a springing covenant requiring that the Company’s fixed charge coverage ratio be no less than 1.00 to 1.00 during any period commencing when our Excess Availability is less than the greater of (x) $10.0 million and (y) 20% of the lesser of (A) the commitments under the ABL Facility at such time and (B) the borrowing base at such time (such greater amount being the “Financial Covenant Threshold”) until such time as our Excess Availability has been equal to or greater than the Financial Covenant Threshold for a period of 30 consecutive days.

Affirmative and Restrictive Covenants. The ABL Credit Agreement governing the ABL Facility contains customary representations and warranties, affirmative and negative covenants (subject, in each case, to exceptions and qualifications) and events of defaults, including covenants that limit the Company’s ability to, among other things:

•	incur additional indebtedness;

•	incur certain guarantees;

•	merge, consolidate or dispose of substantially all of its assets;

•	grant liens on assets;

•	pay dividends, redeem stock or make other distributions or restricted payments;

•	create certain dividend and payment restrictions on subsidiaries;

•	repurchase or redeem capital stock or prepay subordinated or certain other material debt (including the Notes and the Second Lien Notes);

•	make certain investments;

•	agree to restrictions on the payment of dividends to Alliance One by its subsidiaries;

•	sell or otherwise dispose of assets, including equity interests of subsidiaries;

•	enter into transactions with affiliates; and

•	enter into certain sale and leaseback transactions.

Press Release

On October 14, 2016, Alliance One issued a press release announcing the completion of certain previously announced refinancing transactions. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Exhibits.

Exhibit 4.1	Indenture dated as of October 14, 2016 among Alliance One International, Inc., Alliance One Specialty Products, LLC, as initial guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, collateral agent, registrar and paying agent

Exhibit 99.1	Press release dated October 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 14, 2016

ALLIANCE ONE INTERNATIONAL, INC.

By:	/s/ William L. O’Quinn, Jr.
William L. O’Quinn, Jr.
Senior Vice President – Chief Legal
Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

Exhibit 4.1	Indenture dated as of October 14, 2016 among Alliance One International, Inc., Alliance One Specialty Products, LLC, as initial guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, collateral agent, registrar and paying agent

Exhibit 99.1	Press release dated October 14, 2016